UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2024 (May 21, 2024)
____________________
Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2024, Exicure, Inc. (the “Company”) received notice of a delisting determination (the “Staff Delisting Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The Staff Delisting Determination notified the Company that since it has not yet filed its Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) per Nasdaq Listing Rule 5250(c)(1) (the “Rule”) by Nasdaq’s extended deadline of May 20, 2024 pursuant to the previously granted exception, trading of the Company’s common stock would be suspended from The Nasdaq Capital Market at the opening of business on May 30, 2024, unless the Company requests an appeal of the Staff Delisting Determination by May 28, 2024. In addition, unless an appeal is timely requested, a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s securities from listing and registration on Nasdaq. In addition to the delinquency related to the Form 10-K, the Staff Delisting Determination noted the Company’s delinquency under the Rule because of its failure to file its Form 10-Q for the first quarter of 2024 (the “Q1 Form 10-Q”) and the Company’s continued delinquency under Rule 5620 because it has not held its 2023 Annual Meeting of Stockholders, each as an additional and separate basis for delisting that should be addressed in any appeal.

The Company intends to file an appeal to Nasdaq’s Hearings Panel by the May 28, 2024 deadline and subsequently submit its plan to regain compliance with all applicable listing requirements. This request for an appeal, if timely submitted, would automatically stay the suspension of trading in the Company’s securities for a period of 15 days from the date of the request. The Company intends to seek an extended stay pending the hearing, although no assurance can be provided that such an extension would be granted.

The Company’s management is working diligently to complete the Form 10-K and Q1 Form 10-Q and intends to file the Form 10-K and Q1 Form 10-Q as soon as practicable. The Company’s management is also working diligently to hold a combined 2023 and 2024 Annual Meeting of Stockholders (the “Combined Annual Meeting”) as soon as practicable. However, there can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements or that, even if the Company is able to do so, it will be successful in its appeal.

Forward Looking Statement.

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the filing of our Form 10-K and Q1 Form 10-Q, the holding of our Combined Annual Meeting, our intention to appeal the Staff Delisting Determination and seek an extended stay, and the outcome of our appeal and the timing of the stay. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, the possibility of unanticipated delays that will prevent the filing of the Form 10-K and/or Q1 Form 10-Q or the holding of our Combined Annual Meeting, the risk that the work necessary to complete the filings is greater than anticipated or may involve the resolution of additional issues identified during the review process, the outcome of the Company’s appeal of the Staff Delisting Determination and request for an extended stay, the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to the appeal or other matters Nasdaq may raise related to the Company’s compliance with listing requirements, and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company's common stock. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 23, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2024	EXICURE, INC.
(registrant)

	By:	/s/ Paul Kang
Paul Kang
Chief Executive Officer